EXHIBIT 10.8.8

                                                COMPOSITE CONFORMED COPY

                       1999 AMENDATORY AGREEMENT
                            (NON-CASH OUT)

     Amendatory Agreement, dated as of November 17, 1999 between VERMONT YANKEE NUCLEAR POWER CORPORATION ("Vermont Yankee"), a Vermont corporation, and [NAME OF PURCHASER], a ________ corporation (the "Purchaser"), amending both the Power Contract, dated February 1, 1968, as heretofore amended by eight amendments dated June 1, 1972, April 15, 1983, April 24, 1985, June 1, 1985, May 6, 1988, June 15, 1989 and
December 1, 1989 between Vermont Yankee and the Purchaser (the "Power Contract") and the Additional Power Contract, dated as of February 1, 1984, between Vermont Yankee and the Purchaser (the "Additional Power Contract").

     For good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

1.  BASIC UNDERSTANDINGS.

     Vermont Yankee was organized in 1966 to provide for the supply of power to its sponsoring utility companies, including the Purchaser (collectively, the "Purchasers"). It constructed a nuclear electric generating unit, having a net capability of approximately 510 megawatts electric (the "Unit") at a site in Vernon, Vermont. Vermont Yankee was issued a full-term, Facility Operating License for the Unit by the Atomic Energy Commission (now the Nuclear Regulatory Commission, which, together with any successor agencies, is hereafter called the "NRC"), which license is now stated to expire on March 21, 2012 (the "End of License Term"). The Unit has been in commercial operation since December 1, 1972 and continues to operate.

     The names of the Purchasers of Vermont Yankee and their respective interests ("entitlement percentages") in Vermont Yankee and the net capacity and output of the Unit are as follows:
            PURCHASER                             ENTITLEMENT PERCENTAGE
            Central Vermont Public Service Corporation     35.0%
            Green Mountain Power Corporation               20.0%
            New England Power Company                      20.0%
            The Connecticut Light and Power Company         9.5%
            Central Maine Power Company                     4.0%
            Public Service Company of New Hampshire         4.0%
            Western Massachusetts Electric Company          2.5%
            Montaup Electric Company                        2.5%
            Cambridge Electric Light Company                2.5%

     The Unit was conceived to supply economic power on a cost of service formula basis to the Purchasers. Pursuant to the Power Contract, Vermont Yankee has agreed to supply to the Purchaser and, pursuant to separate power contracts substantially identical to the Power Contract except for the names of the parties (collectively, the "Initial Power Contracts"), to the other Purchasers all of the capacity and the electric energy available from the Unit for a thirty year term extending through November 30, 2002.

     Pursuant to the Additional Power Contract, Vermont Yankee has agreed to supply to the Purchaser, and pursuant to separate additional power contracts substantially identical to the Additional Power Contract except for the names of the parties (collectively, the "Additional Power Contracts"), to the other Purchasers all the capacity and electric energy available from the Unit during an operative term stated to commence on December 1, 2002 (when the Initial Power Contracts terminate) and extending until a date which is 30 days after the later of the date on which the last of the financial obligations of Vermont Yankee has been extinguished or the date on which Vermont Yankee is finally relieved of any obligations under the last of the licenses (operating or possessory) which it holds, or hereafter receives, from the NRC with respect to the Unit. The Additional Power Contracts also provide, in the event of their earlier cancellation, that the decommissioning cost obligation and the other applicable provisions of the Additional Power Contracts shall remain in effect to permit final billings of costs incurred prior to such cancellation.

     Pursuant to the Initial Power Contracts and the Additional Power Contracts, the Purchasers are entitled and obligated to take their respective entitlement percentages of the capacity and net electrical output of the Unit during the service life of the Unit and are obligated to pay therefor monthly their respective entitlement percentages of Vermont Yankee's cost of service, including decommissioning costs, whether or not the Unit is operated.

     On October 15, 1999, the Board of Directors of Vermont Yankee, which includes representatives of the Purchasers (including the Purchaser), after conducting a thorough review of the economics of continued operation of the Unit until End of License Term in comparison to other alternatives (including the early shut-down of the Unit) available to Vermont Yankee, voted to approve an Asset Purchase Agreement (the "APA") between Vermont Yankee and AmerGen Energy Company L.L.C., a Delaware limited liability company ("AmerGen"), pursuant to which the Unit and related assets of Vermont Yankee, including a pre-funded decommissioning trust, would be sold to AmerGen. The APA provides, among other things, that Vermont Yankee will enter into a Power Purchase Agreement (the "PPA") with AmerGen to purchase from AmerGen one hundred percent (100%) of the actual net output of the Unit up to its present operating level of approximately 510 megawatts electric (the "Future Power") for a period ending at the End of License Term or the earlier permanent shut-down of the Unit, such percentage being subject to reduction to the extent certain Purchasers having entitlement percentages aggregating 45% or less elect the option of cashing-out of the obligation to purchase Future Power and later "cash-out" by remaining long-term Purchasers. It is intended that the Future Power will be resold by Vermont Yankee to certain of the Purchasers, including Purchaser, pursuant to the Power Contracts and Additional Power Contracts as amended by amendatory agreements similar to this agreement. Concurrently, the Directors of Vermont Yankee also approved a Transmission Asset Purchase Agreement (the "TAPA") providing for the sale of certain transmission assets to Vermont Electric Power Company, Inc. ("Velco") and the payment by Vermont Yankee of certain support charges to Velco (the "TAPA Obligations").

     As a consequence of the APA, the PPA and the TAPA, Vermont Yankee and the Purchaser propose to further amend the Power Contract and the Additional Power Contract in various respects in order (i) to release Vermont Yankee from any further obligations under said contracts with respect to the operation of the Unit, (ii) to clarify and confirm provisions for the recovery under said contracts of the remaining unamortized costs previously incurred by Vermont Yankee in providing capacity and energy from the Unit prior to the Effective Date (as hereinafter defined) and of the costs of decommissioning the Unit at the end of its useful life (including, without limitation, the costs of maintaining the Unit in a safe condition following its shutdown and prior to its decontamination and dismantlement and the costs of storing the Unit's spent nuclear fuel until it is removed by the Department of Energy), (iii) to provide for the recovery of any costs or liabilities assumed by Vermont Yankee under the APA and the TAPA and of Vermont Yankee's on-going administrative expenses, and (iv) to provide for the resale at cost by Vermont Yankee to the Purchaser of the Purchaser's aliquot share of the Future Power to be purchased by Vermont Yankee from AmerGen pursuant to the PPA.

     Vermont Yankee and the Purchaser have agreed to enter into this Amendatory Agreement. Concurrently herewith each of the other Purchasers is entering into an amendatory agreement which is identical hereto except for the necessary changes in the names of the parties and, where appropriate, the inclusion or exclusion of the obligation to purchase an aliquot share of the Future Power.

2.  PARTIES' CONTRACTUAL COMMITMENTS.

     Vermont Yankee and the Purchaser each acknowledge that the other has faithfully performed its obligations under the Power Contract. The Purchaser hereby reconfirms its obligations under the Power Contract and the Additional Power Contract to pay its entitlement percentage of Vermont Yankee's unamortized costs and the decommissioning costs of the Unit as deferred payment in connection with the capacity and net electrical output of the Unit previously delivered by Vermont Yankee and agrees that the decision to sell the Unit as described in Section 1 hereof did not give rise to any cancellation right under Section 9 of the Power Contract or Section 10 of the Additional Power Contract. Vermont Yankee and the Purchaser further agree that the Purchaser shall continue to be entitled and obligated to purchase its aliquot share of the Future Power produced by the Unit during the terms of the Power Contract and Additional Power Contract as hereinafter provided, and to pay a like percentage of Vermont Yankee's costs therefor, and that Vermont Yankee shall continue to be obligated to sell such Future Power to the Purchaser during such terms. Recognizing that the APA, by transferring ownership and operating responsibility for the Unit, changes the nature of the costs that Vermont Yankee will incur to obtain Future Power from the Unit for resale to the Purchaser, Vermont Yankee and the Purchaser further agree that this Amendatory Agreement sets forth the necessary and appropriate provisions for the continuation of the foregoing entitlements and obligations.

     Except as expressly modified by this Amendatory Agreement, the provisions of the Power Contract and the Additional Power Contract remain in full force and effect.

3.  EFFECTIVE DATE.

     Subject to receipt of FERC approval, this Amendatory Agreement shall become effective on the Closing Date under the APA (the "Effective Date").

4.  POWER CONTRACT AMENDMENTS.

     The Power Contract is hereby amended as follows:

     (a) In recognition of the sale of the Unit being effected pursuant to the APA and the intention of the parties to release Vermont Yankee from any further obligations with respect to operation of the Unit, the text of each of Sections 3, 4, 5, 6, 8, 9 and 10 of the Power Contract is hereby deleted and, in lieu thereof in each instance the words "Intentionally Deleted and This Section Left Blank" shall be inserted; provided, however, that the pre-existing text shall remain in effect for purposes of settling any accounts between the parties for periods prior to the Effective Date.

     (b)  A new section 10A is hereby inserted immediately following
Section 10 to read as follows:

     "10A.  DEFINITIONS.

     Unless the context otherwise specifies or requires, each term defined below, when used in this contract, shall have the meaning indicated below:

     "Adjusted Entitlement Percentage" means the percentage derived by dividing the Purchaser's entitlement percentage by the aggregate entitlement percentages of all Purchasers that have not exercised their Prepayment Options under Section 7A of their respective Power Contracts.

     "AmerGen" means AmerGen Energy Company L.L.C., a Delaware limited liability company.

     "APA" means the Asset Purchase Agreement, dated as of November 17, 1999, between Vermont Yankee and AmerGen.

     "APA Obligations" means the obligations of Vermont Yankee to AmerGen under the APA, a schedule of which is attached as Exhibit A hereto.

     "Cash Out Option" means the Power Purchase Agreement Cash-Out Election as defined in the APA.
     "Closing" means the Closing as defined in the APA.

     "Credit Agreement" means the loan agreement entered into between Vermont Yankee and the lending institutions named therein, to be dated on or before the Effective Date and relating to the borrowing by Vermont Yankee of the funds needed to prefund the Decommissioning Trust, prepay its outstanding Bonds on the Effective Date and defray other costs in connection with the Closing.

     "Effective Date" means the Closing Date under the APA.

     "Entitlement percentage" has the meaning provided in Section 1 hereof.

     "End of License Term" means March 21, 2012.

     "End of Term Date" means the earlier of the End of License Term or the date on which the Unit is permanently removed from service.

     "Future Power" means the aggregate energy, capacity and ancillary products actually produced by, or available from, the Unit in accordance with the PPA.

     "Net capacity" means for any period the actual level at which the Unit is operated, less station service use and transformer losses.

     "PPA" means the Power Purchase Agreement, dated November 17, 1999, between Vermont Yankee, as buyer, and AmerGen, as seller, a complete
copy      of which is attached hereto as Exhibit C.

     "PPA Entitlement Percentage" means the Original Sub-Entitlement or, if applicable, the post-Uprate Sub-Entitlement (as those terms are defined in the PPA) allocated to the Purchaser in accordance with the PPA.

     "Prepayment Option" has the meaning set forth in Section 7A.

     "Purchasers" means the sponsoring utilities named in Section 1 hereof or their respective successors or assigns.

     "TAPA" means the Transmission Asset Purchase Agreement, dated as of November 17, 1999, between Vermont Yankee and Velco.

     "TAPA Obligations" means the maintenance and other support obligations assumed by Vermont Yankee with respect to the transmission assets conveyed to Velco pursuant to the TAPA, a schedule of which is attached hereto as Exhibit B.

     "Velco" means Vermont Electric Power Company, Inc.

     (c) In recognition of the Purchaser's continuing obligation to reimburse Vermont Yankee for its entitlement percentage of certain of Vermont Yankee's costs as deferred payment for the capacity and net electrical output of the Unit previously delivered by Vermont Yankee and to reflect the change in the manner in which Vermont Yankee will incur costs to supply the Purchaser with its entitlement percentage of the Future Power to be purchased pursuant to the PPA by Vermont Yankee from AmerGen, the provisions of Sections 7 and 7A of the Power Contract are hereby deleted and new Sections 7, 7A and 7B are inserted in lieu thereof as follows:

     "7.  REIMBURSED COSTS

     With respect to each month during the balance of the term of this contract, the Purchaser will pay Vermont Yankee (i) an amount equal to the Purchaser's entitlement percentage (or the Purchaser's Adjusted Entitlement Percentage, whichever is applicable, as provided in Section 7A hereof), of each of (a) the portion of Vermont Yankee's Closing Net Unit Investment allocable to such month, together with one-twelfth of the composite percentage for such month of the Closing Net Unit Investment as most recently determined in accordance with this Section 7, and (b) Vermont Yankee's Total Decommissioning Obligation for such month, and (ii) an amount equal to the Purchaser's entitlement percentage of the sum of (c) Vermont Yankee's total operating expenses for such month, plus (d) Vermont Yankee's APA Obligations, if any, for such month, plus (e) Vermont Yankee's TAPA Obligations, if any, for such month, plus (f) an amount equal to one-twelfth of the equity percentage for such month of the Closing Net Unit Investment and Decommissioning Borrowing, each as most recently determined in accordance with this
Section 7; PROVIDED, HOWEVER, that for any month during the term of this contract commencing on or after the date on which the Purchaser has exercised its Prepayment Option, the Purchaser will no longer be obligated to make further payments under clause (i) above.

     "Composite percentage" shall be computed as of the Effective Date and as of the last day of each month thereafter (the "computation date") and for any month the composite percentage shall be that computed as of the most recent computation date. "Composite percentage" as of a computation date shall be the sum of (i) the equity percentage as of such date multiplied by the percentage which equity investment as of such date is of the total capital as of such date, plus (ii) the stated interest rate per annum of each principal amount of indebtedness (other than the Decommissioning Borrowing) bearing a particular rate of interest outstanding on such date for money borrowed from persons other than Purchasers multiplied by the percentage which such principal amount is of total capital as of such date.

     "Equity percentage" as of any date shall be whatever percentage may be authorized from time to time by FERC.

     "Common stock equity investment" as of any date shall consist of equity investment as of such date less the aggregate par value of all issues of preferred stock outstanding on such date.

     "Equity investment" as of any date shall consist of the sum of (i) all amounts theretofore paid to Vermont Yankee for all capital stock theretofore issued (taken at the total par value thereof plus the total of all amounts in an excess of such par value paid thereon); plus all capital contributions, loans and advances theretofore made to Vermont Yankee by its Purchasers, less the sum of any amounts distributed by Vermont Yankee to its Purchasers or stockholders in the form of stock repurchases or redemptions, return of capital or repayments of loans and advances; plus (ii) any credit balance in the capital surplus account (not included under (i)) and in earned surplus account on the books of Vermont Yankee as of such date.

     "Total capital" as of any date shall be the equity investment plus the total of all indebtedness then outstanding for money borrowed from other than Vermont Yankee's Purchasers, excluding Decommissioning
Borrowing.

     "Uniform System" shall mean the Uniform System of Accounts prescribed by the Federal Power Commission for Class A and Class B Public Utilities and Licensees as in effect on the date of this contract and as said System may be hereafter amended to take account of private ownership of special nuclear material.

     Vermont Yankee's "operating expenses" shall include all expenses incurred by Vermont Yankee after the Effective Date for administrative and general expenses which would be properly chargeable for Administrative and General Expenses by an operating electric utility, less any applicable credits thereto, in accordance with the Uniform System.

     The "net Unit investment" shall consist, in each case with respect to the Unit, of (i) the aggregate amount properly chargeable at the time in accordance with the Uniform System of Vermont Yankee's electric plant accounts (including construction work in progress), less the sum of (x) the aggregate amount included in operating expenses from the plant completion date to the date in question on account of depreciation accruals (and amortization, if any, of property losses) reduced by the aggregate of all amounts charged during such period against the accumulated provision for depreciation plus (y) the amount of net available cash; plus (ii) the aggregate amount properly chargeable at the time in accordance with the Uniform System to accounts representing fuel assemblies and components (including nuclear materials) and other materials and supplies, less the balance, if any, at the time of the accumulated amortization thereof; plus (iii) such reasonable allowances for prepaid items and cash working capital as may from time to time be determined by Vermont Yankee; less (z) the net proceeds received from the sale of any assets properly included in said electric plant accounts. However, for purposes of this contract, the net amount included at any date after the plant completion date in net Unit investment under clause (i) of the immediately preceding sentence shall in no event be less than the excess of:

     (a) the amount properly chargeable at the plant completion date in accordance with the Uniform System to electric plant accounts (including construction work in progress) with respect to the Unit, over
     (b) the sum of (x) the aggregate minimum amount required by this
Section 7 to be included in operating expenses from the plant completion date to the date in question on account of depreciation accruals (and amortization, if any, or property losses) plus (y) the amount of net available cash.

     The net Unit investment shall be determined as of the plant completion date and thereafter as of the commencement of each calendar year, or, if Vermont Yankee elects, at more frequent intervals.

     The "Closing Net Unit Investment" means the amount of net Unit investment determined as of the Effective Date, which amount shall be amortized in equal monthly amounts during the period beginning on the Effective Date and ending on the End of License Term.

     "Net available cash" means, at any date as of which the amount thereof is to be determined, the excess of (a) the aggregate amount received by Vermont Yankee after the plant completion date and prior to two years before the determination date as insurance proceeds on account of loss or damage to the Unit or as the proceeds of a sale or condemnation of a portion of the Unit, over (b) the aggregate amount expended after the plant completion date and prior to the determination date on account of rebuilding, repairs, replacements and additions to the Unit, provided that insurance proceeds received with respect to a particular loss shall be taken into account for purposes of the foregoing computation only if the amount received with respect to the loss exceeds $150,000.

     "Total Decommissioning Obligation" for any month shall mean the sum of (i) an amount equal to the principal payment, if any, of the Decommissioning Borrowing due for such month plus (ii) the interest payment due for such month on the Decommissioning Borrowing.

     "Decommissioning Borrowing" means the balance outstanding from time to time under (i) the Credit Agreement or (ii) any refinancing of any unpaid balance of such borrowing.

     Vermont Yankee will bill the Purchaser, as soon as practicable after the end of each month, for all amounts payable by the Purchaser pursuant to this Section 7 with respect to the particular month. Such bills will be rendered in such detail as the Purchaser may reasonably request and may be rendered on an estimated basis subject to corrective adjustments in subsequent billing periods. All bills shall be paid in full within 10 days after receipt thereof by the Purchaser.

     7A.  PREPAYMENT OPTION

     The Purchaser is hereby granted an option to prepay (the "Prepayment Option"), (i) in full but not in part, its entitlement percentage of Vermont Yankee's Closing Net Unit Investment (excluding the portion thereof represented by the Purchaser's equity investment in Vermont Yankee) and Decommissioning Borrowing, together with any interest accrued but unpaid thereon, and (ii) with Vermont Yankee's consent, in full but not in part, the portion of Vermont Yankee's Closing Net Unit Investment represented by the Purchaser's equity investment in Vermont Yankee, together with an amount equal to the equity percentage return accrued and unpaid thereon, all determined as of the close of business on the day prior to the exercise date; provided, however, that (x) the option under clause (ii) may only be exercised concurrently with, or subsequent to, the exercise of the option under clause (i) and (y) promptly after such exercise by Purchaser, Vermont Yankee shall redeem the Purchaser's equity investment in Vermont Yankee. Such option or options to be exercisable on the Effective Date or on the first day of any calendar quarter thereafter during the term of this contract (an "exercise date"). At least 30 days prior to the estimated Effective Date, Vermont Yankee shall give written notice to the Purchaser providing its best estimate of the amount subject to these options as of the Effective Date. Thereafter, upon written request by the Purchaser at least 60 days prior to the next exercise date, Vermont Yankee shall provide to the Purchaser its best estimate of the amounts subject to these options as of such exercise date. Purchaser shall give Vermont Yankee at least 15 days prior written notice of its intent to exercise one or both of these options, which notice shall be binding and may not be withdrawn without the prior written consent of Vermont Yankee. Within ten days after receipt of such notice, Vermont Yankee shall provide the Purchaser with a calculation of the prepayment amount due upon exercise. After making such prepayment and, if appropriate, delivering to Vermont Yankee the certificates evidencing the Purchaser's equity investment in Vermont Yankee together with duly endorsed stock powers, the Purchaser shall no longer be responsible for paying any amounts under clause (i) of the first paragraph of Section 7 with respect to the period following the exercise of the Prepayment Option or, if the option under clause (ii) above has been exercised, be a stockholder of Vermont Yankee. After making such prepayment, the Purchaser shall, nevertheless, remain obligated to pay all other amounts due under this contract, including, without limitation, amounts billed under clause (ii) of the first paragraph of Section 7, provided that until the option under clause (ii) above has been exercised, the amount billable to Purchaser under clause
(ii)(f) of the first paragraph of Section 7 shall be limited to one-twelfth of the equity percentage for such month of the portion of the Closing Net Unit Investment evidenced by equity investment in Vermont Yankee, and provided further that after the option under clause
(ii) above has been exercised Purchaser shall not be obligated for any further payments under clause (ii)(f) of the first paragraph of Section 7.

     In the event that any other Purchasers exercise their Prepayment Options under any of the other Initial Power Contracts and the Purchaser has not exercised its Prepayment Option, then from and after the exercise of each such other Prepayment Option the Purchaser shall pay its Adjusted Entitlement Percentage of amounts due under clause (i) of the first paragraph of Section 7 hereof.

     7B.  PURCHASE OF FUTURE POWER, DELIVERY AND PAYMENTS.

     With respect to each month during the period commencing on the Effective Date and ending on the End of Term Date, the Purchaser will be entitled and obligated to take its PPA Entitlement Percentage, of the Future Power. The Purchaser's PPA Entitlement Percentage of the Future Power will be delivered to and accepted by it at the Producer's Delivery Point (as defined in the PPA). All deliveries will be made in the form of 3-phase, 60 cycle, alternating current at a nominal voltage of 345,000 volts. The Purchaser will make its own arrangements for the transmission of its share of the Future Power. In accordance with the PPA, AmerGen will be responsible for maintaining metering and telemetering with respect to the Future Power.

     With respect to each month during the aforesaid period, Purchaser will pay Vermont Yankee for the Future Power actually delivered to the Purchaser an amount per megawatt hour based upon the applicable price set forth in the PPA.

     Vermont Yankee will bill the Purchaser, as soon as practicable after the end of each month, for all amounts payable by the Purchaser pursuant to this Section 7B with respect to the particular month. Such bills will be rendered in such detail as the Purchaser may reasonably request and may be rendered on an estimated basis subject to corrective adjustments in subsequent billing periods. All bills shall be paid in full within 10 days after receipt thereof by the Purchaser."

     (d) Section 14 of the Power Contract is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding the foregoing, (a) Purchaser (or its assigns) may assign its interest in this contract only (i) to a third party that has a credit rating equal to the higher of that of the assignor or of investment grade as determined by a nationally rated service, or (ii) to a single purpose entity whose obligations hereunder are guaranteed by a parent that has such a credit rating, or (iii) in connection with a merger, consolidation or sale of substantially all its assets to another party that has a credit rating at least equal to that of the Purchaser (or its assigns), and (b) the Purchaser hereby consents to an assignment by Vermont Yankee of its interest in this contract to the special purpose entity described or referred to in Schedule 7.1(z) of the APA and agrees that Purchaser's obligations hereunder shall not be affected by such assignment."

5.  ADDITIONAL POWER CONTRACT AMENDMENTS.

     The Additional Power Contract is hereby amended as follows:

     (a) In recognition of the sale of the Unit being effected pursuant to the APA and, the intention of the parties to release Vermont Yankee from any further obligations with respect to operation of the Unit, the text of each of Sections 3, 4, 5, 6, 8, 9 and 10 of the Additional Power Contract is hereby deleted and, in lieu thereof in each instance the words "Intentionally Deleted and This Section Left Blank" shall be inserted.

     (b)  A new section 10A is hereby inserted immediately following
Section 10 to read as follows:

     "10A.  DEFINITIONS.
     Unless the context otherwise specifies or requires, each term defined below, when used in this contract, shall have the meaning indicated below:

     "Adjusted Entitlement Percentage" means the percentage derived by dividing the Purchaser's entitlement percentage by the aggregate entitlement percentages of all Purchasers that have not exercised their Prepayment Options under their respective Power Contracts.

     "AmerGen" means AmerGen Energy Company L.L.C., a Delaware limited liability company.

     "APA" means the Asset Purchase Agreement, dated as of November 17, 1999, between Vermont Yankee and AmerGen.

     "APA Obligations" means the obligations of Vermont Yankee to AmerGen, a schedule of which is attached as Exhibit A hereto.

     "Closing" means the Closing as defined in the APA.

     "Credit Agreement" means the loan agreement entered into between Vermont Yankee and the lending institutions named therein, to be dated on or before the Effective Date and relating to the borrowing by Vermont Yankee of the funds needed to prefund the Decommissioning Trust, prepay its outstanding Bonds on the Effective Date and defray other costs in connection with the Closing.

     "Effective Date" means the Closing Date under the APA

     "End of License Term" means March 21, 2012.

     "End of Term Date" means the earlier of the End of License Term or the date on which the Unit is permanently removed from service.

     "Entitlement percentage" has the meaning provided in Section 1 hereof.

     "Future Power" means the aggregate energy, capacity and ancillary actually produced by, or available from, the Unit in accordance with the PPA.

     "Initial Power Contracts" means the several Power Contracts, dated as of February 1, 1968, as amended, between Vermont Yankee and each of the Purchasers.

     "Net capacity" means for any period the actual level at which the Unit is operated, less station service use and transformer losses.

     "Operative term" has the meaning provided in Section 2 hereof.

     "PPA" means the Power Purchase Agreement, dated November 17, 1999 between Vermont Yankee, as buyer, and AmerGen, as seller, a complete copy of which is attached hereto as Exhibit C.

     "PPA Entitlement Percentage" means the Original Sub-Entitlement or, if applicable, the post-Uprate Sub-Entitlement (as those terms are defined in the PPA) allocated to the Purchaser in accordance with the PPA.

     "Prepayment Option" means the option granted to each of the several Purchasers pursuant to Section 7A of their respective Initial Power Contracts to prepay their entitlement percentages of certain of Vermont Yankee's costs.

     "Purchasers" means the sponsoring utilities named in Section 1 hereof or their respective successors or assigns.

     "TAPA" means the Transmission Asset Purchase Agreement between Vermont Yankee and Velco, dated as of November 17, 1999.

     "TAPA Obligations" means the maintenance and other support obligations assumed by Vermont Yankee with respect to the transmission assets conveyed to Velco pursuant to the TAPA, a schedule of which is attached as Exhibit B hereto.

     "Velco" means Vermont Electric Power Company, Inc.

     (c) Section 2 of the Additional Power Contract is hereby amended in full to read as follows:

     "The operative term of this contract shall commence on December 1, 2002 notwithstanding the fact that the Unit has been sold to AmerGen and shall terminate 30 days after the date on which the last of the respective financial obligations of Vermont Yankee and the Purchaser which constitute elements of the reimbursed costs calculated pursuant to
Section 7 hereof and the purchase price for Future Power calculated pursuant to Section 7A hereof has been extinguished."

     (d) In recognition of the Purchaser's continuing obligation to reimburse Vermont Yankee for its entitlement percentage of certain of Vermont Yankee's costs as deferred payment for the capacity and net electrical output of the Unit previously delivered by Vermont Yankee and to reflect the change in the manner in which Vermont Yankee will incur costs to supply the Purchaser with its entitlement percentage of the Future Power to be purchased pursuant to the PPA by Vermont Yankee from AmerGen, the provisions of Section 7 of the Additional Power Contract are hereby deleted and new Sections 7, 7A and 7B are inserted in lieu thereof as follows:

     "7.  REIMBURSED COSTS

     With respect to each month during the operative term of this contract, the Purchaser will pay Vermont Yankee (i) an amount equal to the Purchaser's entitlement percentage (or the Purchaser's Adjusted Entitlement Percentage, whichever is applicable, as provided below,) of each of (a) the portion of Vermont Yankee's Closing Net Unit Investment applicable to such month, together with one-twelfth of the composite percentage for such month of the Closing Net Unit Investment as most recently determined in accordance with this Section 7, and (b) Vermont Yankee's Total Decommissioning Obligation for such month, and (ii) an amount equal to the Purchaser's entitlement percentage of the sum of (c) Vermont Yankee's total operating expenses for such month, plus (d) Vermont Yankee's APA Obligations, if any, for such month, plus (e) Vermont Yankee's TAPA Obligations, if any, for such month, plus (f) an amount equal to one-twelfth of the equity percentage for such month of the Closing Net Unit Investment and Decommissioning Borrowing, each as most recently determined in accordance with this Section 7; PROVIDED, HOWEVER, that for any month during the operative period commencing on or after the date on which the Purchaser has exercised its Prepayment Option, the Purchaser will no longer be obligated to make further payments under clauses (a) and (b) above. In the event that any other Purchasers have exercised their Prepayment Options under their respective Initial Power Contracts and the Purchaser has not exercised its Prepayment Option, then for each month thereafter the Purchaser's Adjusted Entitlement Percentage shall be applicable to the payment required by clauses (a) and (b) hereof.

     "Composite percentage" shall be computed as of the Effective Date and as of the last day of each month thereafter (the "computation date") and for any month the composite percentage shall be that computed as of the most recent computation date. "Composite percentage" as of a computation date shall be the sum of (i) the equity percentage as of such date multiplied by the percentage which equity investment as of such date is of the total capital as of such date, plus (ii) the stated interest rate per annum of each principal amount of indebtedness (other than the Decommissioning Borrowing) bearing a particular rate of interest outstanding on such date for money borrowed from persons other than Purchasers multiplied by the percentage which such principal amount is of total capital as of such date.

     "Equity percentage" as of any date shall be whatever percentage may be authorized from time to time by FERC.

     "Common stock equity investment" as of any date shall consist of equity investment as of such date less the aggregate par value of all issues of preferred stock outstanding on such date.

     "Equity investment" as of any date shall consist of the sum of (i) all amounts theretofore paid to Vermont Yankee for all capital stock theretofore issued (taken at the total par value thereof plus the total of all amounts in an excess of such par value paid thereon); plus all capital contributions, loans and advances theretofore made to Vermont Yankee by its Purchasers, less the sum of any amounts distributed by Vermont Yankee to its Purchasers or stockholders in the form of stock repurchases or redemptions, return of capital or repayments of loans and advances; plus (ii) any credit balance in the capital surplus account (not included under (i)) and in earned surplus account on the books of Vermont Yankee as of such date.

     "Total capital" as of any date shall be the equity investment plus the total of all indebtedness then outstanding for money borrowed from other than Vermont Yankee's Purchasers, excluding Decommissioning
Borrowing.

     "Uniform System" shall mean the Uniform System of Accounts prescribed by the Federal Power Commission for Class A and Class B Public Utilities and Licensees as in effect on the date of this contract and as said System may be hereafter amended to take account of private ownership of special nuclear material.

     Vermont Yankee's "operating expenses" shall include all expenses incurred by Vermont Yankee after the Effective Date for administrative and general expenses which would be properly chargeable for Administrative and General Expenses by an operating electric utility, less any applicable credits thereto, in accordance with the Uniform System.

     The "net Unit investment" shall consist, in each case with respect to the Unit, of (i) the aggregate amount properly chargeable at the time in accordance with the Uniform System of Vermont Yankee's electric plant accounts (including construction work in progress), less the sum of (x) the aggregate amount included in operating expenses from the plant completion date to the date in question on account of depreciation accruals (and amortization, if any, of property losses) reduced by the aggregate of all amounts charged during such period against the accumulated provision for depreciation plus (y) the amount of net available cash; plus (ii) the aggregate amount properly chargeable at the time in accordance with the Uniform System to accounts representing fuel assemblies and components (including nuclear materials) and other materials and supplies, less the balance, if any, at the time of the accumulated amortization thereof; plus (iii) such reasonable allowances for prepaid items and cash working capital as may from time to time be determined by Vermont Yankee; less (z) the net proceeds received from the sale of any assets properly included in said electric plant accounts. However, for purposes of this contract, the net amount included at any date after the plant completion date in net Unit investment under clause (i) of the immediately preceding sentence shall in no event be less than the excess of:

     (a) the amount properly chargeable at the plant completion date in accordance with the Uniform System to electric plant accounts (including construction work in progress) with respect to the Unit), over
     (b) the sum of (x) the aggregate minimum amount required by this
Section 7 to be included in operating expenses from the plant completion date to the date in question on account of depreciation accruals (and amortization, if any, or property losses) plus (y) the amount of net available cash.

     The net Unit investment shall be determined as of the plant completion date and thereafter as of the commencement of each calendar year, or, if Vermont Yankee elects, at more frequent intervals.

     The "Closing Net Unit Investment" means the amount of net Unit investment determined as of the Effective Date, which amount shall be amortized in equal monthly amounts during the period commencing on the Effective Date and ending on the End of License Date.

     "Net available cash" means, at any date as of which the amount thereof is to be determined, the excess of (a) the aggregate amount received by Vermont Yankee after the plant completion date and prior to two years before the determination date as insurance proceeds on account of loss or damage to the Unit or as the proceeds of a sale or condemnation of a portion of the Unit, over (b) the aggregate amount expended after the plant completion date and prior to the determination date on account of rebuilding, repairs, replacements and additions to the Unit, provided that insurance proceeds received with respect to a particular loss shall be taken into account for purposes of the foregoing computation only if the amount received with respect to the loss exceeds $150,000.

     "Total Decommissioning Obligation" for any month shall mean the sum of (i) an amount equal to the principal payment, if any, of the Decommissioning Borrowing due for such month plus (ii) the interest payment due for such month on the Decommissioning Borrowing.

     "Decommissioning Borrowing" means the balance outstanding from time to time under (i) the Credit Agreement or (ii) any refinancing of any unpaid balance of such borrowing.

     Vermont Yankee will bill the Purchaser, as soon as practicable after the end of each month, for all amounts payable by the Purchaser pursuant to this Section 7 with respect to the particular month. Such bills will be rendered in such detail as the Purchaser may reasonably request and may be rendered on an estimated basis subject to corrective adjustments in subsequent billing periods. All bills shall be paid in full within 10 days after receipt thereof by the Purchaser.

     7A.  PREPAYMENT OPTION

     The Purchaser is hereby granted an option to prepay (the "Prepayment Option"), (i) in full but not in part, its entitlement percentage of Vermont Yankee's Closing Net Unit Investment (excluding the portion thereof represented by the Purchaser's equity investment in Vermont Yankee) and Decommissioning Borrowing, together with any interest accrued but unpaid thereon, and (ii) with Vermont Yankee's consent, in full but not in part, the portion of Vermont Yankee's Closing Net Unit Investment represented by the Purchaser's equity investment in Vermont Yankee, together with an amount equal to the equity percentage return accrued and unpaid thereon, all determined as of the close of business on the day prior to the exercise date; provided, however, that (x) the option under clause (ii) may only be exercised concurrently with, or subsequent to, the exercise of the option under clause (i) and (y) promptly after such exercise by Purchaser, Vermont Yankee shall redeem the Purchaser's equity investment in Vermont Yankee. Such option or options to be exercisable on the Effective Date or on the first day of any calendar quarter thereafter during the term of this contract (an "exercise date"). At least 30 days prior to the estimated Effective Date, Vermont Yankee shall give written notice to the Purchaser providing its best estimate of the amount subject to these options as of the Effective Date. Thereafter, upon written request by the Purchaser at least 60 days prior to the next exercise date, Vermont Yankee shall provide to the Purchaser its best estimate of the amounts subject to these options as of such exercise date. Purchaser shall give Vermont Yankee at least 15 days prior written notice of its intent to exercise one or both of these options, which notice shall be binding and may not be withdrawn without the prior written consent of Vermont Yankee. Within ten days after receipt of such notice, Vermont Yankee shall provide the Purchaser with a calculation of the prepayment amount due upon exercise. After making such prepayment and, if appropriate, delivering to Vermont Yankee the certificates evidencing the Purchaser's equity investment in Vermont Yankee together with duly endorsed stock powers, the Purchaser shall no longer be responsible for paying any amounts under clause (i) of the first paragraph of Section 7 with respect to the period following the exercise of the Prepayment Option or, if the option under clause (ii) above has been exercised, be a stockholder of Vermont Yankee. After making such prepayment, the Purchaser shall, nevertheless, remain obligated to pay all other amounts due under this contract, including, without limitation, amounts billed under clause (ii) of the first paragraph of Section 7, provided that until the option under clause (ii) above has been exercised, the amount billable to Purchaser under clause
(ii)(f) of the first paragraph of Section 7 shall be limited to one-twelfth of the equity percentage for such month of the portion of the Closing Net Unit Investment evidenced by equity investment in Vermont Yankee, and provided further that after the option under clause
(ii) above has been exercised Purchaser shall not be obligated for any further payments under clause (ii)(f) of the first paragraph of Section 7.

     In the event that any other Purchasers exercise their Prepayment Options under any of the other Initial Power Contracts and the Purchaser has not exercised its Prepayment Option, then from and after the exercise of each such other Prepayment Option the Purchaser shall pay its Adjusted Entitlement Percentage of amounts due under clause (i) of the first paragraph of Section 7 hereof.

     7B.  PURCHASE OF FUTURE POWER, DELIVERY AND PAYMENTS.

     With respect to each month during the period commencing on the Effective Date and ending on the End of Term Date, the Purchaser will be entitled and obligated to take its PPA Entitlement Percentage of the Future Power. The Purchaser's PPA Entitlement Percentage of the Future Power will be delivered to and accepted by it at the Producer's Delivery Point (as defined in the PPA). All deliveries will be made in the form of 3-phase, 60 cycle, alternating current at a nominal voltage of 345,000 volts. The Purchaser will make its own arrangements for the transmission of its shares of the Future Power. In accordance with the PPA, AmerGen will be responsible for maintaining metering and telemetering with respect to the Future Power.

     With respect to each month during the aforesaid period, Purchaser will pay Vermont Yankee for the Future Power actually delivered to the Purchaser an amount per kilowatt hour based upon the applicable price set forth in the PPA.

     Vermont Yankee will bill the Purchaser, as soon as practicable after the end of each month, for all amounts payable by the Purchaser pursuant to this Section 7B with respect to the particular month. Such bills will be rendered in such detail as the Purchaser may reasonably request and may be rendered on an estimated basis subject to corrective adjustments in subsequent billing periods. All bills shall be paid in full within 10 days after receipt thereof by the Purchaser."

     (e) Section 15 of the Additional Power Contract is hereby amended by adding the following sentence to the end thereof:

     "Notwithstanding the foregoing, (a) Purchaser (or its assigns) may assign its interest in this contract only (i) to a third party that has a credit rating equal to the higher of that of the assignor or of investment grade as determined by a nationally rated service, or (ii) to a single purpose entity whose obligations hereunder are guaranteed by a parent that has such a credit rating, or (iii) in connection with a merger, consolidation or sale of substantially all its assets, to another party that has a credit rating at least equal to that of the Purchaser (or its assigns) and (b) the Purchaser hereby consents to an assignment by Vermont Yankee of its interest in this contract to the special purpose entity described or referred to in Schedule 7.1(z) of the APA and agrees that Purchaser's obligations hereunder shall not be affected by such an assignment."

6. GOVERNMENT REGULATION. This Amendatory Agreement and all rights and obligations of the Parties hereunder are subject to all applicable federal, state and local laws and all duly promulgated orders and duly authorized actions of governmental authorities having proper and valid jurisdiction over the terms of this Amendatory Agreement. Purchaser will be obligated to make all payments to Vermont Yankee for purchases at wholesale of capacity, energy and ancillary products hereunder regardless of whether or not the Purchaser is permitted to pass along or recover those payments from its customers. Each of Vermont Yankee and Purchaser shall not propose, advance or support, and shall vigorously oppose and defend against, any action by any legislature, agency, commission, (including the Federal Energy Regulatory Commission), entity or court that would adversely affect the Parties' rights and benefits hereunder and each of Vermont Yankee and the Purchaser will vigorously pursue all actions and remedies to overturn or cure any such action. In addition, the rates, terms, and conditions contained in this Amendatory Agreement are not subject to change under Sections 205 or 206 of the Federal Power Act, as either section may be amended or superseded, absent the mutual written agreement of the Parties or a finding by the Federal Energy Regulatory Commission, that this Amendatory Agreement is not in the public interest.

7. CONFIDENTIALITY. Except as otherwise required by law or for implementation of this Amendatory Agreement, the Parties must keep confidential the transactions undertaken pursuant hereto; provided, however, that the Purchaser may disclose such information on a confidential basis to third parties in connection with good faith negotiation for the assignment of Purchaser's interests hereunder. Nothing herein shall preclude the Purchaser from disclosing the substance of this Amendatory Agreement to third parties on a confidential basis in connection with the negotiation of the assignment of any of its interests herein. Any information provided by either Party to the other Party pursuant to this Amendatory Agreement and labeled "CONFIDENTIAL" will be used by the receiving Party solely in connection with the purposes of this Amendatory Agreement and will not be disclosed by the receiving Party to any third party, except with the providing Party's consent. This Section 7 of this Amendatory Agreement will not prevent either Party from providing any confidential information received from the other Party to any court or in accordance with a proper discovery request or in response to the reasonable request of any governmental agency with jurisdiction to regulate or investigate the disclosing Party's affairs, provided that, if feasible, the disclosing Party will give prior notice to the other Party of such disclosure and, if so requested by such other Party, will have used all reasonable efforts to oppose or resist the requested disclosure, as appropriate under the circumstances, or to otherwise make such disclosure pursuant to a protective order or other similar arrangement for confidentiality.

8.  MISCELLANEOUS.

     (a) MITIGATION OF DAMAGES. In the event of any default by Purchaser, Vermont Yankee shall have the right to sell the Purchaser's entitlement percentage of any energy and ancillary products and apply the proceeds thereof against the amounts owing from the Purchaser.

     (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers hereto duly authorized, as of the date first above written.

                           VERMONT YANKEE NUCLEAR POWER
                           CORPORATION


                           By    /s/ R. P. Barkhurst
                           Its PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                             Title

                           Address:    Box 169, Ferry Road
                                       Brattleboro, VT 05301

                           CENTRAL VERMONT POWER SERVICE
                           CORPORATION

                           By  /s/ Robert H. Young
                           Its  PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                              Title

                           Address:    77 Grove Street
                                       Rutland, VT 05701


                           GREEN MOUNTAIN POWER CORPORATION

                            By   /s/ Nancy Rowden Brock
                            Its   CHIEF FINANCIAL OFFICER
                                          Title

                            Address:    163 Acorn Lane
                                        Colchester, VT 05446


                            CENTRAL MAINE POWER COMPANY

                            By  /s/  Sarah J. Burns
                            Its  PRESIDENT
                                   Title

                            Address:    83 Edison Drive
                                        Augusta, ME 04336


                            CAMBRIDGE ELECTRIC LIGHT COMPANY

                            By  /s/ R. Wright
                            Its  PRESIDENT
                                   Title

                            Address:    800 Bolyston Street
                                        Legal Department, 17th Floor
                                        Boston, MA 02199

                                EXHIBIT A
                                   TO
                        1999 AMENDATORY AGREEMENT

APA Obligations

Section 2.4       Excluded Liabilities

Section 6.13(b)   One-time fee due to DOE under the DOE Standard
                  Contract

Section 6.13(c) Operational phase spend fuel storage facility costs up to 70% of $20.7 million (1999 dollars).

Section 6.14      DOE Decontamination and Decommissioning fees
Section 8.1(b)    Indemnification obligations

                                 EXHIBIT B
                                    TO
                         1999 AMENDATORY AGREEMENT

TAPA Obligations:

Section 5.6(a), (b) and (c)       Operating and Capital Costs

Section 7.1(b) and Section 7.2    Indemnities

                                 EXHIBIT C
                                    TO
                         1999 AMENDATORY AGREEMENT

[Attach copy of PPA]